Schedule A

To the
Underwriter Agreement

CBOE Vest S&P 500® Buffer Protect Strategy Fund
CBOE Vest S&P 500® Buffer Protect Strategy (January) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (February) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (March) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (April) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (May) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (June) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (July) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (August) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (September) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (October) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (November) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (December) Fund
CBOE Vest Defined Distribution Strategy Fund
CBOE Vest S&P 500® Enhanced Growth Strategy Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (January) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (February) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (March) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (April) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (May) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (June) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (July) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (August) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (September) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (October) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (November) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (December) Fund

August 24, 2016